EXHIBIT 99.1

Brand Engagement Network Finalizes $5 Million Exclusive AI Licensing Partnership in Latin America, Unlocking Government and Commercial Markets

WILMINGTON, Del., and MEXICO CITY — November 10, 2025 — Brand Engagement Network, Inc. (Nasdaq: BNAI) (“BEN”), an innovator in conversational AI solutions for regulated industries, today announced the completion of a strategic partnership with SKYE Inteligencia LATAM, S.A.P.I. de C.V. (“SKYE LATAM”).

Key Deal Terms (Effective October 30, 2025) [2]:

●	$5,000,000 preferred equity contribution from SKYE LATAM to BEN (recognized as IP licensing revenue)
●	25% common stock ownership in SKYE LATAM + 1 board seat
●	35% revenue share on software, SaaS, services, and subscriptions across all industries
●	Exclusive government-sector license in Latin America and Spain
●	Non-exclusive rights in all other verticals
●	Perpetual term with right of first refusal on any sale

The partnership leverages BEN’s proprietary Engagement Language Model (ELM™) and Retrieval-Augmented Generation (RAG) to deliver compliant, localized AI solutions for public and private sectors. With growing data sovereignty mandates, including Mexico’s Federal Law on Protection of Personal Data, Brazil’s General Data Protection Law (“LGPD”) and Argentina’s 2025 localization rules - SKYE LATAM is positioned to lead AI adoption in regulated markets. [1]

“We expect this partnership to propel our AI into the heart of Latin America’s digital transformation—a region of over 663 million people primed for AI-driven efficiencies,” said Tyler Luck, Acting CEO and Co-Founder of BEN. “By teaming up with other like-minded entrepreneurs, we’re not just licensing technology, we’re building a scalable ecosystem supported by established business partners and their networks to help redefine public-sector modernization and enterprise productivity across the continent. With our 25% ownership, board seat, and preferred equity structure, BEN is well-positioned to capture recurring value.”

Gastón Iván Gaxiola Romero, SKYE LATAM CEO and Chairman of the Board, added: “BEN’s AI platform enables transparent, trustworthy solutions. Through SKYE LATAM, we will have the ability to empower governments and enterprises to modernize while respecting local data laws. We believe this collaboration positions us to lead Latin America’s AI revolution.”

This marks BEN’s first major international licensing deal. With early adoption across life sciences, healthcare, insurance, financial services, hospitality, retail, and automotive, BEN continues to gain momentum in regulated markets.

About Brand Engagement Network (BEN)

Brand Engagement Network Inc. (Nasdaq: BNAI) (“BEN”) develops conversational AI agents built for regulated and customer-centric industries. Its proprietary Engagement Language Model (ELM™) with retrieval-augmented generation enables enterprises to deploy multimodal, compliance-first AI across chat, voice, avatar, and digital channels. With 21 issued patents and growing adoption, BEN is positioned at the intersection of enterprise AI and regulatory demand.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are not statements of historical facts. Forward-looking statements may be identified, without limitation, by the use of words such as “may,” “will,” “intends,” “expects,” “anticipates,” “plans,” “believes,” “seeks,” “estimates” or comparable terminology. The Company cautions that these forward-looking statements are based on a combination of facts and factors currently known by the Company as well as projections of the future, about which it cannot be certain. Actual results could differ materially from the expectations and projections expressed in these forward-looking statements as a result of certain factors, including those set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including our most recent annual report on Form 10-K and quarterly report on Form 10-Q available on the Company’s investor relations website at https://investors.beninc.ai/ and on the SEC website at www.sec.gov.. These forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

[1] Sources: Infosecurity Magazine, “Brazil’s ANPD Suspends Meta’s AI Data Processing Over LGPD Violations” (July 2024), infosecurity-magazine.com/news/brazil-anpd-meta-lgpd-2024; ComplianceHub, “LGPD Fines Tracker: BRL 98M+ in Penalties (2023–2025)” (accessed Nov 2025), compliancehub.io/lgpd-fines-2025, Information Technology and Innovation Foundation (ITIF);, “Argentina’s New Data Localization Rules: Implications for U.S. Tech” (Jan 2025), itif.org/publications/2025/01/argentina-data-localization, The Wall Street Journal, “Latin America Pushes Back on U.S. Tech Giants Over Data Control” (Oct 15, 2024) Bloomberg, “Mexico, Brazil Ramp Up Cloud Data Scrutiny Amid Sovereignty Push” (Mar 2025) UNCTAD Digital Economy Report 2024, Chapter 3: “Data Flows and Development” (p. 67–72).

[2] Certain signature pages reflect dates in DD-MM-YY format as used in Mexico (e.g., “5-11-25” = November 5, 2025; “6-11-25” = November 6, 2025). All signatures were received on or before November 6, 2025.

Media Contact: Amy Rouyer, amy@beninc.ai

Investor Relations: investors@beninc.ai